EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2021-B28 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Colonnade Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Colonnade Corporate Center Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the Colonnade Corporate Center Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the Colonnade Corporate Center Mortgage Loan, Citibank, N.A., as Custodian for the Colonnade Corporate Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Colonnade Corporate Center Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Colonnade Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 4500 Academy Road Distribution Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 4500 Academy Road Distribution Center Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the 4500 Academy Road Distribution Center Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the 4500 Academy Road Distribution Center Mortgage Loan, Citibank, N.A., as Custodian for the 4500 Academy Road Distribution Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 4500 Academy Road Distribution Center Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 4500 Academy Road Distribution Center Mortgage Loan, KeyBank National Association, as Primary Servicer for the One SoHo Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the One SoHo Square Mortgage Loan prior to May 15, 2023, K-Star Asset Management LLC, as Special Servicer for the One SoHo Square Mortgage Loan on and after May 15, 2023, U.S. Bank Trust Company, National Association, as Trustee for the One SoHo Square Mortgage Loan, U.S. Bank National Association, as Custodian for the One SoHo Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One SoHo Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Domain Mortgage Loan, KeyBank National Association, as Special Servicer for The Domain Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Domain Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Domain Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Domain Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for The Domain Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Domain Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Watermark Tempe Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Watermark Tempe Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Watermark Tempe Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Watermark Tempe Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Watermark Tempe Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Watermark Tempe Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 2 Washington Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 2 Washington Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 2 Washington Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 2 Washington Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 2 Washington Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 2 Washington Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Huntsville Office Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Huntsville Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Huntsville Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Huntsville Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Huntsville Office Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Huntsville Office Portfolio Mortgage Loan.

 Dated: March 18, 2024

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)